Exhibit 10.14

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into effective as of the 22nd day of April, 2003 (the “Effective Date”), by and between BIODELIVERY SCIENCES INTERNATIONAL, INC., a Delaware corporation (the “Borrower”), and GOLD BANK, a Florida banking corporation, its successors and assigns (“Bank”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 hereof.

BACKGROUND

(1) The Borrower has requested that the Bank make available to the Borrower a line of credit (the “Facility”) in the principal amount of up to One Million Dollars ($1,000,000.00) for the purchase of additional equipment.

(2) The Facility is to be secured by a first priority lien on all Equipment (as hereinafter defined) of the Borrower, including, without limitation, a purchase money security interest in all Equipment purchased using funds of the Facility from and after the date hereof, all on the terms and subject to the conditions set forth herein.

(3) The Bank has agreed to provide the Facility on the terms and subject to the conditions set forth herein and in the other Loan Documents (as hereinafter defined).

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration in hand paid by the parties hereto, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

OPERATIVE PROVISIONS

SECTION 1. DEFINITIONS

1.1. Background. The Borrower and Bank acknowledge and agree that the recitals set forth above (the “Background”) are true and correct, and the Background and the defined terms referred to therein are incorporated and made a part of this Agreement.

1.2. Defined Terms. Except as otherwise expressly provided in this Agreement, the following terms shall have the respective meanings ascribed to them below for all purposes of this Agreement, unless the context shall otherwise require:

1.2.1. “Account” means the same definition as the definition contained in Article 9 of the Uniform Commercial Code of the State of Delaware as from time to time in effect, and shall also mean any account receivable of Borrower as that term is used under GAAP.

1.2.2. “Account Debtor” means any Person who owes payment to Borrower for goods or services rendered by Borrower to that Person.

1.2.3. “Acquisitions” means the purchase by Borrower for cash, securities, property or other consideration, that is not in the ordinary course of the operation of Borrower’s business, to acquire existing businesses, patents, licenses or other tangible and/or intangible assets, all of which are required to be compatible with and in furtherance of the operation and nature of Borrower’s business.

1.2.4. “Advance(s)” means an advance of funds by Bank to Borrower under the Facility pursuant to the provisions of this Agreement.

1.2.5. “Agreement” means this Agreement, as the same may be amended, supplemented or otherwise modified from time to time by an agreement in writing signed by Borrower and Bank.

1.2.6. “Business Day” means a day that is not a Saturday, a Sunday, or a day on which Bank is closed pursuant to authorization or requirement of law.

1.2.7. “Capital Stock” means any capital stock of the Borrower, whether common or preferred.

1.2.8. “Capitalized Leases” means leases that are treated for tax purposes pursuant to GAAP as installment purchases of capital assets rather than operating leases.

1.2.9. “Cash Balances” means all liquid assets of Borrower (as defined by GAAP) with maturities of ninety (90) days or less. For purposes of clarification, Cash Balances shall not include any liquid assets of any Subsidiary or other entity that is consolidated with Borrower for accounting purposes.

1.2.10. “Collateral” means all Equipment (as defined herein) now or hereafter owned by the Borrower.

1.2.11. “Commitment Period” means the period from and including the date of this Agreement to but not including the Commitment Termination Date.

1.2.12. “Commitment Termination Date” means the date upon which the Bank has no further obligation to make Advances of portions of the Facility, which date shall be the earlier of (i) following the occurrence of an Event of Default under this Agreement, the date upon which the Bank notifies the Borrower in writing that it has elected, pursuant to the provisions of this Agreement, not to make further Advances or (ii) October 30, 2003.

1.2.13. “Debt” means all indebtedness of Borrower in respect of money borrowed, including, without limitation, (i) all Capitalized Leases or asset and leaseback obligations created in connection with a sale and leaseback financing or similar financing arrangement, (ii) obligations evidenced by a promissory note, bond or similar written obligation for the payment of money, or (iii) other contingent liabilities, whether direct or indirect (such as by way of a letter of credit issued for the account of Borrower) in connection with the obligations, stock, or dividends of any Person that would be required by GAAP to be included in determining total liabilities as shown on a balance sheet for Borrower (provided the obligation so guaranteed is not otherwise included in the calculation of Debt for purposes hereof).

1.2.14. “Default Rate” means the highest rate permissible under applicable law from and as of the date of any Event of Default until the entire obligation or any judgment thereon is paid in full.

1.2.15. “Designated Officer” means the officers from time to time designated from Borrower to Bank pursuant to written notice from the President of Borrower.

1.2.16. “Disclosure Schedule” means the schedule delivered to the Bank by Borrower simultaneously with the execution of this Agreement, setting forth the limitations to or qualifications of the representations and warranties as specifically stated in Section 4 of this Agreement.

1.2.17. “Effective Date” means the date stated above in the preamble to this Agreement.

1.2.18. “Environmental Laws” means any federal, state, or local statutory or common law, ordinance, rule or regulation, whether now in existence or established or enacted in the future, relating to pollution or protection of the environment, including without limitation, any common law of nuisance or trespass, and any law, rule or regulation relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or chemicals, or industrial, toxic or hazardous substances or waste into the environment (including without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of nuclear or radioactive material, pollutants, contaminants or chemicals or industrial, toxic or hazardous substances or wastes, which Environmental Laws include but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”), 42 U.S.C. ‘ 9601, et seq., the Superfund Amendments and Reauthorization Act of 1986 (“SARA”), Public Law 99-499, 100 Stat. 1613, the Resource Conservation and Recovery Act (“RCRA”), 42 U.S.C. ‘ 6901, et seq., the Florida Resource Recovery and Management Act, Section 403.702, et seq., Florida Statutes, the Pollutant Discharge Prevention and Control Act, Section 376.011-376.17 and 376.19-376.21 Florida Statutes, and all federal, state or local environmental statutes, ordinances, rules and regulations.

1.2.19. “ERISA” means the Employee Retirement Income Security Act of 1974 as amended from time to time.

1.2.20. “Equipment” means all Equipment (as defined in Article 9 of the Uniform Commercial Code of the State of Delaware as in effect from time to time, and including, without limitation, all Equipment purchased using funds of the Facility from and after the date hereof), employed in connection with the Borrower’s business located at 185 South Orange Avenue, Bldg. #4 Newark, New Jersey, together with all present and future additions, attachments and accessions thereto and all substitutions therefor and replacements thereof, and copies or originals of all testing, quality control and other records relating to any of the Equipment. For the avoidance of doubt, the term “Equipment” shall not mean any other personal or real property of the Borrower, including, without limitation, all Inventory, General Intangibles or other Goods (each as defined in Article 9 of the Uniform Commercial Code of the State of Delaware as in effect from time to time) of the Borrower.

1.2.21. “Event of Default” means any of the events specified in Section 7.1 hereof.

1.2.22. “Facility” is defined in the Background.

1.2.23. “Fiscal Year” means the fiscal year of the Borrower for accounting and tax purposes, which ends on December 31st of each year.

1.2.24. “GAAP” or “Generally Accepted Accounting Principles” means those principles of accounting set forth in Opinions of the Financial Accounting Standards Board of the American Institute of Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of any report required herein or as of the date of an application of such principles as required herein, as such principles are from time to time supplemented and amended.

1.2.25. “Interest Expense” for any period means interest, whether expensed or capitalized, in respect of Debt of the Borrower outstanding during such period.

1.2.26. “Line Facility Note” means the equipment term promissory note executed by the Borrower in favor of the Bank pursuant to Advances made under the Line Facility, in the form attached hereto as Exhibit A.

1.2.27. “Line Facility Note Maturity Date” means fifty four months from the date of Closing hereunder, or November 30, 2007.

1.2.28. “Loan Documents” means this Agreement, the Line Facility Note, the Security Agreement and any other security instruments from time to time executed by Borrower in conjunction with the Facility, and all other instruments, certificates, statements, documents or other writings delivered pursuant hereto or thereto.

1.2.29. “Maximum Line Facility Committed Amount” means, with respect to the Line Facility, the maximum principal amount of One Million and No/100 Dollars ($1,000,000.00), which Bank has agreed to lend to Borrower pursuant hereto, as evidenced by the Line Facility Note.

1.2.30. “Minimum Cash Balances to Total Liabilities Ratio” means 2 to 1, which shall constitute the lowest ratio of Cash Balances to Total Liabilities permitted with respect to the Borrower’s operations at all times, to be certified to the Bank as of the last day of each fiscal year.

1.2.31. “Officer’s Certificate” means a certificate containing, among other things, certifications as to loan covenant compliance, in form and substance satisfactory to Bank, signed by a Designated Officer, in the form attached as Exhibit “C”.

1.2.32. “Permitted Liens” means (i) liens for taxes not yet due or which are being contested in good faith by appropriate proceeding and against which reserves reasonably deemed adequate by the Bank, (ii) liens in favor of Bank, and (iii) liens described in Section 4.5 of the Disclosure Schedule (which shall not include any liens on the Collateral hereunder).

1.2.33. “Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or a government or any agency or political subdivision thereof.

1.2.34. “Reportable Event” means any of the events set forth in Section 4043(b) of ERISA.

1.2.35. “Security Agreement” means the Security Agreement attached hereto as Exhibit “D” and executed by Borrower granting a first priority security interest in the Equipment to the Bank.

1.2.36. “Solvent” means as to any Person, that such Person (i) owns property whose fair saleable value is greater than the amount required to pay all of such Person’s indebtedness (including contingent debts), (ii) is able to pay all of its indebtedness as such indebtedness matures and (iii) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage.

1.2.37. “Subsidiary” means any corporation or other entity of which more than 50% of voting stock at any time is directly or indirectly owned or controlled by the Borrower, or that is directly or indirectly under common ownership or control with the Borrower.

1.2.38. “Total Liabilities” means all liabilities of the Borrower as defined by GAAP, including all contingent liabilities of the Borrower for any obligation of any Subsidiary or any third party.

1.3. Other Definitional Provisions. All terms defined in or incorporated into this Agreement shall have the same defined meanings when used in the other Loan Documents or any certificate or other instrument made or delivered pursuant hereto unless the context otherwise requires. Any accounting term used but not defined herein shall have the meaning given to it under GAAP.

SECTION 2. THE FACILITY

2.1. The Facility. Subject to the terms and conditions of this Agreement, including, without limitation, the Maximum Line Facility Committed Amount and Advance limitations as herein described, Bank agrees to make available to Borrower the Line Facility in the maximum principal amount of One Million and No/100 Dollars ($1,000,000.00). Prior to the Line Facility Maturity Date, and provided all conditions set forth in Section 2.1.2, below, have been satisfied,

Bank shall, pursuant to this Agreement and upon the request of Borrower, make Advances under the Facility. All or any portion of the Maximum Line Facility Committed Amount may be prepaid without prepayment premium or penalty; provided, however that no amounts so prepaid shall be available during the term of this Agreement for reborrowing.

2.1.1. The Line Facility Note. Each Advance under the Facility shall be evidenced by the Line Facility Note.

2.1.2. Conditions to Advances. At the time of each Advance of a portion of the Facility, each of the following must be satisfied in all material respects:

2.1.2.1. Representations and Warranties. All of the representations and warranties of the Borrower set forth in this Agreement or in any of the other Loan Documents shall be correct in all material respects on and as of the date of such Advance as though made on and as of such date.

2.1.2.2. No Default. The Borrower shall have observed and performed in all material respects all of the terms, conditions and agreements set forth herein or in any other Loan Documents on its part to be observed or performed and no Event of Default shall have occurred and be continuing thereunder.

2.1.2.4. Draw Eligibility. Aggregate Advances then-outstanding under the Line Facility, inclusive of the amount to be advanced under the current request, do not exceed seventy-five percent (75%) of the lower of cost or fair market value (as determined by the Bank) of all Equipment of the Borrower, inclusive of the equipment to be purchased under the current request. The Bank shall have the right at all times to inspect and have agents acceptable to the Bank appraise the Equipment for purposes of verification of this condition.

2.1.2.5. Not Exceed the Maximum Line Facility Committed Amount. Aggregate Advances then-outstanding under the Line Facility, inclusive of the amount to be advanced under the current request, do not exceed the Maximum Line Facility Committed Amount.

2.1.2.6. Commitment Termination Date. The Commitment Termination Date has not occurred in accordance with the terms of this Agreement.

2.1.2.7. Borrower’s Certificate. Bank is in possession of a current acceptable Officer’s Certificate (as to compliance with the representations, warranties and covenants set forth herein) as of the date of the Advance.

2.1.2.8. Execution of Documentation. As a condition to each Advance under the Facility, Borrower shall provide copies of documentation detailing the equipment to be purchased (including a description of the equipment), together with evidence satisfactory to the Bank that the equipment has been delivered to the location of Borrower in Newark, New Jersey within ten (10) days of such delivery. Borrower further authorizes the filing of a UCC-1 financing statement(s) and any other documents in connection with the perfection by Bank of a purchase money security interest in the equipment purchased with the Advance.

2.1.3. Advances. Advances shall be made by Bank under the Facility on the same domestic Business Day of Bank’s receipt of Borrower’s request from a Designated Officer for an Advance if received by 2:00 p.m., Tampa, Florida time, and if Borrower’s request for an Advance is received thereafter, as soon as practicable, but in any event by 9:00 a.m., Tampa, Florida time, the following Business Day (provided, however, Bank shall only be required to fund such Advance on a Business Day). The Borrower’s request for an Advance under the Facility may be provided either telephonically, via e-mail, by U.S. Mail, prepaid overnight delivery, or by facsimile transmission, in any case provided by a Designated Officer of Borrower, and specifying the proposed date of the Advance and the principal amount of such Advance. Each Advance shall bear interest at the rate stated in the Line Facility Note, and shall be made by crediting the amount of the Advance to the general deposit account of Borrower maintained with Bank (the “Deposit Account”), except as otherwise from time to time specified by Borrower. Unless Borrower provides Bank with written information to the contrary, the president, the chief financial officer or any vice president of Borrower shall each constitute a “Designated Officer” for purposes of requests, certifications and notifications under this Agreement. Borrower agrees that throughout the term of the Facility, the President of Borrower will provide written notification to Bank of any change in officers and personnel of Borrower necessitating a change in the Designated Officer(s) of Borrower, and Bank is hereby expressly authorized to rely upon any such written notification received by Bank. As requested by the Bank, the Bank’s electronic sweep procedures as in effect from time to time shall apply to the Advances.

2.1.4. Initial Advance. The initial Advance to be made by Bank hereunder shall be based upon the Officer’s Certificate provided by Borrower to Bank at or prior to the Effective Date, shall be subject to the satisfaction of the conditions precedent to Closing set forth in Section 2.4 of this Agreement, and shall further be subject to the confirmation by the Bank of the Equipment manufacturer numbers and serial numbers provided by the Bank.

2.1.5. Payments. Each payment and prepayment by Borrower of principal and interest under the Line Facility Note shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debt. If any installment of principal or interest becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day; and, in the case of principal, interest shall be payable during the extension at the rate specified in the Line Facility Note.

2.1.6. Mandatory Principal Repayments. In the event that the Minimum Cash Balances to Total Liability Ratio at any time during the term of this Agreement falls below 2 to 1, the Borrower shall make a immediate prepayment in an amount sufficient to reduce the amount outstanding under the Line Facility Note by one-half. The Borrower’s failure to make any repayment or prepayment required by this Section within ten (10) Business Days after having received the notice from the Bank described above, shall constitute an Event of Default under Section 7.1 below.

2.1.7. Advances to Cure Default. Upon the occurrence of an event of default by Borrower under any Debt (including, without limitation, the obligations of Borrower under the Line Facility Note), the Bank shall have the right, but not the obligation, to advance any sums necessary to cure such event of default. Any sums so advanced shall constitute an Advance under the Loan Documents, shall bear interest at the Default Rate and shall be immediately due and payable.

2.2 Commitment Fees. Contemporaneously with the execution of this Agreement, as consideration for making the Facility available to Borrower, Borrower shall pay to Bank a commitment fee of $5,000.00.

2.3 Closing of the Facility. The closing of the transactions contemplated hereby (the “Closing”) shall be held in Newark, New Jersey, effective for all purposes as of the Effective Date, or at such other time and/or place as the parties may agree.

2.4 Conditions Precedent to Closing. The Bank shall have no obligation to close the transactions contemplated hereby to the Borrower under the Facility until the Bank has received the items listed below and/or the events described below have occurred, as the case may be:

2.4.1 Loan Documents. The Loan Documents shall have been duly executed by the Borrower and delivered to the Bank.

2.4.2 Security Agreement. The Security Agreement shall have been duly executed by the Borrower and delivered to the Bank.

2.4.3 Borrowing Resolutions and General Certificate. Copies of (i) the resolutions of the Borrower certified by the corporate secretary authorizing execution of this Agreement and the other Loan Documents on behalf of the Borrower and authorizing specified officers of the Borrower to execute and deliver this Agreement and the other Loan Documents on behalf of the Borrower, and (ii) an officer’s certificate accompanying a current version of articles of incorporation and bylaws and incumbency.

2.4.4 Certificates of Incumbency. A certificate of incumbency showing the present president, secretary, and any other persons executing any of the Loan Documents on behalf of the Borrower and specimen signatures of said persons.

2.4.5 No Adverse Change. Since December 31, 2002, no conditions have occurred or arisen regarding either the Borrower’s financial condition which the Bank deems, in its sole discretion, to have a materially adverse impact on the Borrower’s financial condition.

2.4.6 Landlord’s Waiver and Acknowledgment. The landlord of any premises leased by the Borrower where Equipment is located shall have executed and delivered to Bank a Landlord’s Waiver and Acknowledgment with respect to the first priority security interest in Equipment granted in the Security Agreement.

2.4.7 Lien Priority and Terminations. The Bank shall have received a lien search verifying the priority of the security interest granted in the Collateral, and any liens on the Collateral other than Permitted Liens shall have been terminated.

2.4.8. Opinion of Counsel. An opinion of counsel to the Borrower, acceptable to the Bank.

SECTION 3. SECURITY

All amounts due from Borrower to Bank under this Agreement and the Note shall be secured as follows:

3.1. Security Documents. Simultaneously with the execution of this Agreement, Borrower shall execute and deliver to Bank (i) one or more security agreements (collectively, the “Security Agreement”) relating to all Equipment of Borrower evidencing a first priority security interest in all Equipment and a purchase money security interest in all Equipment purchased by the Borrower using the proceeds of the Facility. Borrower further authorizes Bank to file UCC-1 financing statements and other documents as deemed necessary by Bank to evidence a first priority security interest in the Collateral. Additionally, Borrower shall execute and deliver such security agreements, assignments and other documents as may, in the reasonable opinion of Bank’s counsel, be necessary or desirable in connection with perfecting a first security interest in such Collateral.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce Bank to enter into this Agreement and to make the Advances hereunder, Borrower represents and warrants to Bank (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of the Facility contemplated hereby) as follows:

4.1 Legal Existence. Borrower is a corporation duly formed and organized, validly existing and in good standing under the laws of the State of Delaware and qualified to transact business in the States of New Jersey and Florida and in all jurisdictions where qualification is required for the conduct of its business, other than jurisdictions where the failure to qualify would not have a material adverse effect on the Borrower. Borrower has the power to own its properties and to carry on its business as now being conducted, and Borrower is in compliance with all other material requirements of law applicable to it and to its business.

4.2 Legal Power of Borrower; Authorization. Borrower has the legal right, power and authority to make, deliver and perform the Loan Documents and Borrower has the legal right, power and authority to borrow thereunder, and such actions will not violate any provision of law or its articles of incorporation and amended and restated bylaws. Borrower has taken all necessary corporate and shareholder action on its part to be taken to authorize the execution, delivery and performance of the Loan Documents and to authorize the borrowings by Borrower contemplated hereby.

4.3 Enforceable Obligations. The Loan Documents have been duly executed and delivered on behalf of Borrower; and the Loan Documents constitute the legal, valid and binding obligations of each, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally and general principles of equity which may limit the availability of equitable remedies.

4.4 Financial Condition. The balance sheet of Borrower dated December 31, 2002, the related statements of operations, stockholders’ equity and cash flow for the year then ended, audited by Grant Thornton LLP, fairly present the financial condition of the Borrower as at the date of said balance sheet and the results of their operations for said year (all such financial statements are referred to herein as the “Financial Statements”). The Borrower does not have any material direct liabilities or contingent obligations as of the date of this Agreement which are not provided for or reflected in the Financial Statements. All Financial Statements have been prepared in accordance with GAAP applied on a consistent basis maintained throughout the period involved (except that full footnotes and year-end adjustments are not included in the unaudited interim financial statements). There has been no material adverse change in the business, properties or condition, financial or otherwise, of Borrower since the date of the Financial Statements.

4.5 Title to Collateral; Priority of Liens. Borrower has good, indefeasible and marketable title to all of the Collateral, free and clear of all judgments, liens, security interests or other encumbrances other than the Permitted Liens and except for liens identified on the Disclosure Schedule as liens to be terminated prior to the Effective Date. Borrower has paid or discharged all lawful claims that are due which, if unpaid, might become a lien against or encumbrance upon any of the Collateral. The liens and security interests granted to Bank under the Security Agreement are first priority liens and security interests in the Collateral, subject to the Permitted Liens.

4.6 Taxes. The Borrower has filed accurate and complete tax returns required to be filed by them with respect to all taxes owed or filed an appropriate extension, all taxes shown thereon have been paid or adequate provision for the payment of such taxes has been made, and no controversy in respect of additional taxes, state or federal, of the Borrower is pending, or to the knowledge of the Borrower, threatened.

4.6 Solvent Financial Condition. Borrower is now and, after giving effect to the Facility to be made by Bank, at all times will be Solvent.

4.7 Governmental Consents. Borrower has, and is in good standing in all material respects with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its business as it is now conducted.

4.8 Contract or Restriction Affecting Borrower. The Borrower neither is a party to nor bound by any contract or agreement or subject to any articles of incorporation, bylaws or other corporate restrictions which adversely affects the business, properties, or condition, financial or otherwise, of the Borrower.

4.9 Patents and Trademarks. The Borrower owns, possesses, or has the right to use all necessary patents, licenses, trademarks, trademark rights, trade names, trade name rights, copyrights, trade secrets and other confidential commercial and proprietary information, free from burdensome restrictions, which are material to the conduct its business as conducted as of the Effective Date, and, to the knowledge of the Borrower, without infringement of any patent, license, trademark, trade name, copyright or other proprietary right of any other person.

4.10 Litigation. There are no investigations, actions, suits or proceedings by any federal, state or local government body, agency or authority, or any political subdivisions thereof, or by any person, pending, or to the knowledge of the Borrower, threatened against the Borrower or other proceedings to which the Borrower is a party (including administrative or arbitration proceedings), (a) that are likely to result in any material adverse change in, or to have any other material adverse effect on, the business or condition, financial or otherwise, of the Borrower, or (b) that, whether or not the Borrower is a party thereto, seek to restrain, enjoin, prohibit or obtain damages or other relief with respect to the transactions contemplated by this Agreement. The Disclosure Schedules list investigations, actions, suits or proceedings of which Borrower is aware, none of which are likely to result in any material adverse change in, or have any other material adverse effect on, the Business or condition, financial or otherwise, of the Borrower.

4.11 Environmental Matters.

4.11.1 Borrower is in compliance with all provisions of the Environmental Laws, except where the failure to so be in compliance will not materially and adversely affect the business, properties or condition, financial or otherwise, of Borrower, as the case may be.

4.11.2. Borrower has not received any assessment, notice of liability or notice of financial responsibility, and no notice of any action, claim or proceeding to determine such liability or responsibility, or the amount thereof, or to impose civil penalties with respect to a site listed on any federal or state listing of sites containing or believed to contain hazardous materials under any Environmental Law, and Borrower has received no notification that any hazardous substances (as defined under CERCLA) that it has disposed of have been found in any site at which any governmental agency is conducting an investigation or other proceeding under any Environmental Law.

4.11.3. Except for radioactive materials used in compliance with all applicable laws and regulations in the ordinary course of Borrower’s business, no part of any of the property used by Borrower in its businesses or in any building, structure or facility located thereon or improvement thereto contains asbestos or polychlorinated biphenyls (PCBs); have electrical transformers, fluorescent light fixture ballasts or other equipment containing PCBs installed thereon or therein; is used for the handling, processing, storage or disposal of Hazardous Materials; or contain above-ground or underground storage tanks or other storage facilities for Hazardous Materials or, if any of the foregoing circumstances exist, the same does not and will not have a materially adverse impact on the financial condition or business operations of the Borrower.

4.12 Compliance with Law. Borrower is and has at all times been in compliance with all provisions of all laws, ordinances and regulations applicable to Borrower and the business conducted by it, except where the failure to so be in compliance will not materially and adversely affect the business, properties or condition, financial or otherwise, of Borrower, as the case may be..

4.13 ERISA. The Borrower has not incurred any material accumulated funding deficiency within the meaning of ERISA, or incurred any material liability in connection with any employee benefit plan established or maintained by the Borrower (or in any multi-employer Plan (as defined in Section 4001(a)(3) of ERISA) in which Borrower participates) and no Reportable Event has occurred or is occurring.

4.14. Default. As of the date hereof, there does not exist any Event of Default.

4.15 Liabilities. The Borrower has not incurred any debts, liabilities, or obligations other than those disclosed to the Bank in connection with the Borrower’s request for the extension of credit contemplated hereby or those shown on the financial statements and/or the notes thereto submitted to the Bank by the Borrower or those incurred in the ordinary course of business subsequent to the date of the financial statements.

4.16 Regulation U. No part of the proceeds of the Facility will be used to purchase or carry or to reduce or retire any loan incurred to purchase or carry, any margin stocks (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or to extend credit to others for the purpose of purchasing or carrying any such margin stocks. Neither Borrower nor any Subsidiary is engaged and will not engage as one of its important activities in extending credit for the purpose of purchasing or carrying such margin stocks. If requested by the Bank, the Borrower and Subsidiaries will furnish to the Bank, in connection with the Facility, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U. In addition, no part of the proceeds of the Facility will be used for the purchase of commodity future contracts (or margins therefor for short sales), or for any commodity.

4.17 Securities Law. Borrower is not (i) an “investment company” or a company “controlled” by an “investment company” (within the meaning of the Act of 1940, as amended), (ii) a “holding company,” or a subsidiary or affiliate of a “holding company,” or a “public utility” within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) a “public utility” within the meaning of the Federal Power Act, as amended.

4.18 No Untrue Statements. To the knowledge of the Borrower, neither this Agreement, nor any of the other Loan Documents, nor any other agreement, report, schedule, certification or instrument simultaneously with the execution of this Agreement delivered to the Bank by the Borrower or by any officer thereof, contains any misrepresentation or untrue statement of any material fact or omits to state any material fact necessary to make any of such agreements, reports, schedules, certificates or instruments not misleading in any material respect.

4.19 Subsidiaries. Except as set forth on the Disclosure Schedule (as updated from time to time by notice to Bank, which notice may be provided in the form of copies of filings by the Borrower with the SEC) the Borrower has no Subsidiaries.

4.20 Capital Structure of Borrower. The authorized capital structure of the Borrower (including all option, warrants or other rights to purchase capital stock of the Borrower) is as described in the Borrower’s Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 28, 2003 (the “Borrower’s 10-K”).

SECTION 5. AFFIRMATIVE COVENANTS

Borrower covenants and agrees that from the date of this Agreement until payment in full of all the amounts outstanding under the Note, unless Bank shall otherwise consent in writing, Borrower shall fully comply with the following provisions:

5.1. Financial Reports and Other Data.

(a) Borrower will deliver or cause to be delivered to Bank certified copies of its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K as filed with the Securities and Exchange Commission within seven (7) days of such filing (or if such filing is extended or delayed, internally prepared income statements and balance sheets for Borrower, certified as true and correct by Borrower to Bank’s satisfaction shall be provided within forty five (45) days of the end of each fiscal quarter and within one hundred and twenty (120) days of the end of each fiscal year throughout the term of the Facility). In addition, Borrower shall, from time to time provide to the Bank such additional information regarding the financial position or business of the Borrower as Bank may reasonably request.

(b) Within forty five (45) days of the end of each calendar quarter throughout the term of the Facility, internally prepared income statements and balance sheets for Borrower, all certified as true and correct by Borrower to Bank’s satisfaction and an Officer’s Certificate signed by a Designated Officer of Borrower in the form attached hereto as Exhibit “C” (including compliance with the Minimum Cash Balances to Total Liabilities Ratio); if any Event of Default exists on the date of such certificate, such certificate shall set forth the details thereof and the action which Borrower is taking or proposes to take with respect thereto.

(c) In the event that (i) Borrower fails to furnish any required financial statements or Officer’s Certificates when due, or (ii) fails to prepare any required monthly financial statements in accordance with GAAP, consistently applied, Bank may, without waiving its right to claim a default due to such failure, have the books and records of Borrower audited by an independent certified public accountant of Bank’s choice at the expense of Borrower.

5.2. Conduct of Business; Maintenance of Existence. Borrower (i) will do or cause to be done all things necessary to preserve and to keep in full force and effect its legal existence and all patents, licenses, rights, trade names, and permits which are reasonably necessary for the continuance of its business, and (ii) will continue to engage principally in the business in which it is engaged on the Effective Date.

5.3. Maintenance of Collateral. Borrower will maintain the Collateral and its various properties in good order and repair and, from time to time, make all needful and proper repairs, renewals, replacements, additions and improvements thereto so that the business carried on may be properly and advantageously conducted at all times in accordance with prudent business management.

5.4. Notices. Borrower will promptly give notice to Bank of:

(a) The occurrence of any Event of Default hereunder or under any of the other Loan Documents;

(b) The occurrence of any material casualty to any facility of Borrower;

(c) Any material adverse change or imminent material adverse change to the financial condition of Borrower or any Subsidiary of which Borrower is aware;

(d) The occurrence of any litigation or proceedings that may involve a claim for damages, injunctive relief, enforcement or other relief pending, being instituted, levy, execution or other process being instituted by or against any assets of Borrower in which damages of $50,000.00 or greater are sought or which might otherwise materially adversely affect the continued conduct of Borrower’s business prospects or operations.

5.5. Payment of Taxes; Liens. To the extent applicable, Borrower and each Subsidiary will promptly pay, or cause to be paid, prior to any delinquency, all taxes, assessments and other governmental charges which may lawfully be levied or assessed (i) upon the income or profits of Borrower or a Subsidiary; (ii) upon the Collateral or any other property, real, personal or mixed, belonging to Borrower, or upon any part thereof; or (iii) any lawful claims for labor, material and supplies which, if unpaid, might become a lien or charge against any such property; provided, however, Borrower or Subsidiary, as the case may be, shall not be required to pay any such tax, assessment, charge, levy or claim so long as the validity thereof shall be actively contested in good faith by proper proceedings; but provided further that any such tax, assessment, charge, levy or claim shall be paid forthwith upon the commencement of proceedings to foreclose any lien securing the same.

5.6. Indemnification of Bank. Borrower agrees to and shall indemnify Bank from any liability, claim or losses resulting from the disbursement of proceeds of the Note for payment of any payroll or employee benefits obligations of Borrower and each Subsidiary, or for any

Federal Social Security Taxes, Medicare Taxes, Federal Withholding Tax obligations of Borrower in conjunction therewith, or in any way resulting from the operation of Borrower’s business (the payment of all of which shall remain Borrower’s sole obligation) and whether arising during or after the term of any indebtedness of Borrower to Bank. This subsection shall survive the repayment of any and all indebtedness of Borrower to Bank and shall continue in full force and effect so long as the possibility of any liability, claim or loss exists.

5.7. Insurance of Properties. Borrower will use commercially reasonable efforts to keep its business and properties and all inventory and equipment used in the operation of its business adequately insured at all times by responsible insurance companies against the risks and in at least the amounts of coverage currently covered by the property policy described on the certificate of insurance attached to the Disclosure Schedule and deliver to Bank annually upon renewal and/or replacement of each such policy and, as from time to time otherwise requested by Bank, a certificate of such company or successor underwriter, if any, setting forth the nature of the risks covered by such insurance, the amount carried with respect to each risk, the name of the insurer and naming Bank as additional/loss payee/additional insured.

5.8. Pay Bank’s Expenses; Approval of Bank’s Attorneys. Borrower covenants and agrees to pay the following costs incurred by Bank in connection with Advances contemplated hereunder and expenses of Bank with respect thereto: recording and/or filing costs, documentary stamps, surtax and other revenue fees, escrow fees and similar items. All Closing papers, loan documents and other legal matters shall be subject to the reasonable approval of Bank’s counsel.

5.9. ERISA Compliance. Borrower hereby agrees to comply with the requirements of ERISA with respect to each employee benefit plan maintained by Borrower, and shall promptly notify Bank of (i) the occurrence of any event which could cause the termination, in whole or in part, of any defined benefit plan; (ii) any violation of ERISA with respect to any employee benefit plan; and (iii) the occurrence of any Reportable Event.

5.10. Regulatory Compliance. The Borrower will maintain in good standing in all material respects with respect to, all governmental consents, approvals, licenses, authorizations, permits, certificates, inspections and franchises necessary to continue to conduct its business as heretofore or proposed to be conducted by it and to own or lease and operate its business and the properties as now owned or leased by it.

5.11. Changes in Ownership. Borrower agrees to immediately report to Bank the following: if Francis E. O’Donnell, Jr. either (i) is no longer an officer and director of Borrower or (ii) if the beneficial ownership of the voting securities of Borrower held by Francis E. O’Donnell, Jr. fall below 25%. For purposes of this Section 5.11, all percentages shall be computed on a fully diluted basis, treating all shares of common stock reserved by the Borrower for issuance pursuant to warrants, subscriptions, and any stock option plan described in the Borrower’s 10-K as issued.

5.12. Account Relationship. Borrower shall maintain its primary operating deposit account with Bank.

SECTION 6. NEGATIVE COVENANTS

Borrower covenants and agrees, effective the date of this Agreement until payment in full of the loan or loans contemplated hereunder, unless Bank shall otherwise consent in writing, as follows:

6.1. Prohibition of Fundamental Changes; Sale of Assets, Merger; Dissolution, Etc. Borrower will not, directly or indirectly, enter into any transaction of merger or consolidation, or transfer, sell, assign, lease or otherwise dispose of all or substantially part of its properties necessary for the proper conduct of its business (excluding the sale of inventory in the ordinary course of business), or wind up, liquidate or dissolve, or agree to do any of the foregoing.

6.2. Minimum Cash Balances to Total Liabilities. The Minimum Cash Balances to Total Liabilities Ratio shall not fall below 2 to 1 at any time during the term of the Facility.

6.3. Nature of Business. Borrower shall not change the nature of its primary business, or enter into any new business or acquire any business, either of which is substantially different from the business as conducted as of the Effective Date.

6.4. Purpose of Borrowing. Use or permit the proceeds of the Facility to be used for the purpose of reducing or carrying any margin security or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin security or for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation U, as now in effect or as it may hereafter be amended, and all such proceeds shall be used for normal business purposes.

6.5. No Additional Debt to be Incurred by Borrower. Except with respect to (i) borrowing under the Facility, (ii) existing debt heretofore disclosed to Bank by Borrower and identified in the Borrower’s 10-K, and (iii) debt incurred by Borrower in the ordinary course of Borrower’s business, including without limitation Capitalized Leases) Borrower will not, without the prior written consent of Bank (which consent shall not be unreasonably withheld, conditioned or delayed), borrow from anyone except Bank either on an unsecured basis, or on the security of any of the assets of Borrower, or permit any lien or encumbrance to attach to any of the assets of Borrower or any of the equity ownership interests in Borrower, or any levy to be made thereon or any financing statement (except Bank’s financing statement) to be on file with respect thereto, or to sell or offer to sell or otherwise transfer, encumber or impair the value of any of Borrower’s assets or Borrower’s equity ownership interests or any interest therein, or guarantee or otherwise become contingently liable for the obligation of any other party.

6.6 No Payment on any Stockholder Obligation. Make any payment of principal or accrued interest on any note or other obligation owed by the Borrower to any shareholder of the Borrower or to any Subsidiary.

6.7 No Distributions. Except in connection with the contemplated distribution to Borrower’s stockholders of rights to purchase from the Borrower interests in Bioral Nutrient Delivery, LLC, a Delaware limited liability company and a subsidiary of the Borrower (“BND”), as such distributions are described in that certain Registration Statement on Form SB-1 of BND, filed with the Securities and Exchange Commission of February 25, 2003, as amended, (the “SB-1”), Borrower shall make no payments, dividends or distributions, either directly or indirectly or through any subsidiary, of any cash or property to any of its shareholders or to any Subsidiary, provided that nothing in this Section 6.8 shall prevent Borrower from paying compensation to any person for the provision of services to Borrower in the ordinary course of the Borrower’s business, or making advances or reimbursements for expenses incurred by any person with respect to the Borrower’s business in the ordinary course of the Borrower’s business.

6.8 No Transaction with Subsidiary. Except for each of the transactions between the Borrower and BND or regarding BND which are described in the SB-1, without the prior consent of Bank (i) no Subsidiary shall do business at any location of Borrower, or use (whether pursuant to a lease or otherwise) any assets of Borrower (including without limitation the Collateral) or enter into any transactions with Borrower or (ii) Borrower shall not (directly or indirectly) distribute or contribute any assets to any Subsidiary.

SECTION 7. EVENTS OF DEFAULT AND REMEDIES THEREFOR

7.1 Event of Default. If at any time when any amount remains outstanding on any Facility, any one or more of the following (“Events of Default”) shall occur, Bank may, at its option at any time thereafter, declare the indebtedness owed to Bank by Borrower under the Line Facility Note, and this Agreement, and all other obligations and indebtedness owed by Borrower to Bank, to be forthwith due and payable, whereupon all such obligations and indebtedness, with accrued interest thereon, whether contingent or direct, shall forthwith become due and payable, without presentment, demand, protest or other notice of any kind from Bank, all of which are hereby expressly waived; and, in addition, Bank may immediately proceed to do all things provided for by law to enforce its rights hereunder and to collect all amounts owing to Bank by Borrower, and automatically all commitments to extend credit or to make Advances subsequent to the occurrence of an Event of Default shall immediately terminate:

7.1.1. Payment of Indebtedness. Borrower fails to make payment of any principal, interest, fee or other amount due on any obligation under the Loan Documents or any other obligation of Borrower to Bank.

7.1.2. Payment of Other Obligations. Borrower defaults in the payment of principal or interest in excess of $100,000 on any Debt (other than a Debt to Bank) beyond any period of grace provided with respect thereto, or in the performance of any other agreement, term or condition under which any such Debt is created, if the effect of such default is to cause, or to permit the holder or holders thereof to cause such Debt to become due prior to its stated maturity, unless, in each case, the Borrower is contesting such payment in good faith and notifies the Bank of such occurrence.

7.1.3. Default under other Loan Document. A default by Borrower in the performance or observance of a material provision of any Loan Document (other than a monetary default) if such default continues and is not cured for ten (10) Business Days after the earlier of the Borrower becoming aware of such default or the effective date of notice of such default by Bank to the Borrower.

7.1.4. Legal Existence. Any act or omission leading to, or resulting in, the termination, invalidation (total or partial), revocation, suspension, interruption, or unenforceability of Borrower’s (i) legal existence, or (ii) material rights, patents, licenses, franchises and permits, or the transfer or disposition (whether by sale, lease, or otherwise) to any person or entity of all or a substantial part of its property without Bank’s prior written consent.

7.1.5. Liquidation; Dissolution; Voluntary Bankruptcy. The liquidation or dissolution of the Borrower, or the filing by the Borrower of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its or their debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, or any other action of the Borrower indicating its consent to, approval of or acquiescence in, any such petition or proceeding; the application by the Borrower for, or the appointment by consent or acquiescence of the Borrower of a receiver, a trustee or a custodian of the Borrower for all or a substantial part of its property; the making by the Borrower of any assignment for the benefit of creditors; the inability of the Borrower or the admission by the Borrower in writing of its inability to pay its debts as they mature; or the Borrower taking any corporate action to authorize any of the foregoing.

7.1.6. Involuntary Bankruptcy. The filing of an involuntary petition against the Borrower in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under the United States Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; or the involuntary appointment of a receiver, a trustee or a custodian of the Borrower for all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower, and the continuance of any of such events for sixty (60) days undismissed or undischarged.

7.1.7. Adjudication of Bankruptcy. The adjudication of the Borrower as bankrupt or insolvent.

7.1.8. Order of Dissolution. The entering of any order in any proceedings against the Borrower decreeing the dissolution, divestiture or split-up of the Borrower, and such order remains in effect for more than sixty (60) days.

7.1.9. Reports and Certificates. Any report, certificate, financial statement or other instrument delivered to the Bank by any designated officer on behalf of the Borrower pursuant to the terms of this Agreement or any of the other Loan Documents is false or misleading in any material respect when made or delivered.

7.2 Remedies. Upon the occurrence of any Event of Default, without limiting any other remedy available to the Bank, the Bank may take any or all of the following steps:

7.2.1 Termination of Advances. Upon the occurrence of any Event of Default, the Bank may refuse to make an Advance under the Facility and the Bank shall have no further obligation to make any Advances as long as said Event of Default shall continue uncured or unwaived. In the event that the Bank elects to terminate the making of Advances as provided herein, the Bank shall give written notice of such election to Borrower, but the failure of the Bank to give such notice or of the Borrower to receive such notice shall in no way obligate the Bank to continue making Advances after the occurrence of an Event of Default.

7.2.2 Acceleration and Set-off. Upon the occurrence of any Event of Default, and at any time thereafter as long as the Event of Default is continuing, the Bank may, upon five (5) days written notice, declare the entire principal and all interest on the Advances and all obligations under the Loan Documents, and all other indebtedness of the Borrower to the Bank, whether the Borrower’s liability for payment thereof is primary or secondary, direct or indirect, sole, joint, several or joint and several, or whether the indebtedness is matured or unmatured, due or to become due, fixed, absolute or contingent, to be immediately due and payable (without presentment, demand, protest or other notice of any kind, all of which are expressly waived) and the Facility and all such other indebtedness thereupon shall be and become immediately due and payable, and the Bank may proceed to collect the same by foreclosure, at law, or as otherwise provided in the Loan Documents and/or other instruments or agreements signed by the Borrower. In addition, without limiting any other rights of the Bank, whenever the Bank has the right to declare any indebtedness to be immediately due and payable (whether or not it has so declared), the Bank may set off against the indebtedness without notice any amounts then owed to the Borrower by the Bank, as the case may be, in any capacity, whether due or not due, including without limitation deposits, stocks, bonds and other securities and other assets held in any custodial accounts, and the Bank shall be deemed to have exercised its right to set off immediately at the time its right to such election accrues.

7.2.3 Cumulative Remedies. All rights, remedies or recourse of the Bank under this Agreement, the Note, or any other Loan Documents, at law, in equity or otherwise, are cumulative, and exercisable concurrently, and may be pursued singularly, successively or together and may be exercised as often as occasion therefore shall arise. No act of commission or omission by the Bank, including, but not limited to, any failure to exercise, or any delay, forbearance or indulgence in the exercise of, any right, remedy or recourse hereunder or under any other Loan Document shall be deemed a waiver, release or modification of that or any other right, remedy or recourse, and no single or partial exercise of any right, remedy or recourse shall preclude the Bank from any other or future exercise of the right, remedy or recourse or the exercise of any other right, remedy or recourse. No waiver or release of any such rights, remedies and recourse shall be effective against the Bank unless in writing and manually signed by an authorized officer on the Bank’s behalf, and then only to the extent recited therein. A waiver, release or modification with reference to any one event shall not be construed as continuing or constituting a course of dealing, nor shall it be construed as a bar to, or as a waiver, release or modification of, any subsequent right, remedy or recourse as to a subsequent event.

7.2.4 No Liability. Whether or not the Bank elects to employ any or all remedies available to it in the event of an occurrence of an Event of Default, the Bank shall not be liable for the payment of any expenses incurred in connection with the exercise of any remedy available to the Bank or for the performance or non-performance of any obligation of the Borrower.

SECTION 8. MISCELLANOUS

8.1. Course of Dealing; Supplemental Agreements. No course of dealing between Bank and Borrower shall be effective to amend, modify or change any provision of this Agreement. This Agreement may not be amended, modified, or changed in any respect except by an instrument in writing signed by Bank and Borrower. Bank and Borrower may, subject to the provisions of this Subsection 8.1, from time to time enter into written agreements supplemental hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights and obligations of Bank and Borrower hereunder. Any such supplemental agreement in writing signed by Bank and Borrower shall be binding upon Bank and Borrower. Nothing contained herein shall be construed to modify the terms and provisions relating to the indebtedness evidenced thereby, or any of the Loan Documents relating thereto.

8.2. Waiver of Default. Bank may, upon written notice to Borrower, at any time and from time to time, waive any Event of Default and its consequences, or any default in the performance or observance of any conditions, covenant or other term hereof and its consequences which shall have occurred hereunder. Any such waiver shall be for such period and subject to such conditions as shall be specified in any such notice. In the case of any such waiver, Borrower and Bank shall be restored to their former positions prior to such default or Event of Default and shall have the same rights as they had thereto, and any Event of Default or default so waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Event of Default or default or impair any right consequent thereto.

8.3. Notices. All Notices, requests, demands to or upon the parties to this Agreement shall be deemed to have been given or made when delivered by hand or by facsimile (with printed confirmation of receipt), or the day following the day mailed through Federal Express or another prepaid overnight courier service, or within three (3) days of the date deposited in the United States mail, postage prepaid by registered or certified mail, return receipt requested, or, in the case of facsimile notice, when properly transmitted as described in this Section 8.3, addressed as follows or to such other address as may be hereafter designated in writing by one party to the other:

BORROWER:	BioDelivery Sciences International, Inc.
4419 W. Sevilla St.
Tampa, FL 33629
Fax No.: (813) 831-2372
Attn: James A. McNulty, Chief Financial Officer

With a copy to:	Ellenoff Grossman & Schole LLP
370 Lexington Avenue, 19th Floor
New York, NY 10017
Fax No.: (212) 370-7889
Attn: Barry I. Grossman, Esq.

BANK:	Gold Bank
Gold Bank Plaza
601 North Ashley Drive
Tampa, FL 33602
Fax No. (813) 228-7657
Attn: Scott Zykoski

except in cases where it is expressly provided herein that such notice, request or demand is not effective until received by the party to whom it is addressed.

8.4 No Waiver; Cumulative Remedies. No omission or failure of Bank to exercise, and no delay in exercising by Bank of any right, power, or privilege hereunder shall impair such right, power or privilege, shall operate as a waiver thereof or be construed to be a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents are cumulative and not exclusive of any rights or remedies provided by law, and the warranties, representations, covenants and agreements made by Borrower therein shall be cumulative, except in the case of irreconcilable inconsistency, in which case the provisions of this Agreement shall control.

8.5 Reliance Upon, Survival of and Materiality of Representations and Warranties, Agreements and Covenants. All representations and warranties, agreements and covenants made by Borrower in the Loan Documents are material and shall be deemed to have been relied upon by Bank, and shall survive the execution and delivery of the Loan Documents and the making of the loan or loans herein contemplated, and shall be deemed to have been made anew each time Borrower requests an Advance under this Agreement.

8.6 Liens; Set Off by Bank; Adjustments. Borrower hereby grants to Bank a continuing lien for all indebtedness of Borrower to Bank, whether created hereunder, pursuant hereto, under this Agreement, the Note or otherwise, upon any and all monies, securities and other property of Borrower and the proceeds thereof, now or hereafter held or received by or in transit to Bank from or for Borrower, and also upon any and all deposits (general or special) and credits of Borrower, if any, at Bank, at any time existing. Upon the occurrence of any Event of Default, Bank is hereby authorized at any time and from time to time, without notice to Borrower, to set off, appropriate and apply any or all items hereinabove referred to against all indebtedness of Borrower owed to Bank, whether under this Agreement or otherwise, whether now existing or hereafter arising, pursuant to such continuing lien.

8.7 Severability and Enforceability of Agreement. Should any one or more of the provisions of the Loan Documents be determined to be invalid, illegal or unenforceable in any respect as to one or more of the parties, the validity, legality and enforceability of all remaining provisions nevertheless shall remain effective and binding on the parties hereto and shall not be affected or impaired thereby.

8.8 Payment of Expenses, Including Attorneys’ Fees, and Taxes. Borrower agrees:

(a) to reimburse Bank for all its reasonable and customary out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, this Agreement or any other documents prepared and delivered in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable and customary fees and disbursement of counsel to Bank;

(b) to pay or reimburse Bank for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, including after an Event of Default, or any other documents prepared and delivered in connection herewith, including, without limitation, the reasonable and customary fees and disbursements of counsel to Bank;

(c) to pay, indemnify and hold Bank harmless from any and all recording and filing fees and any and all liabilities, including penalties, with respect to, or resulting from any delay in payment stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, or any other documents prepared and delivered in connection herewith; and

(d) to pay, indemnify and hold Bank harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, or reasonable out-of-pocket costs, expenses and disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of the Loan Documents. The agreements in this subsection shall survive repayment of all other amounts payable hereunder or pursuant hereto, now or in the future.

8.9 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Bank and Borrower and their respective successors, assignees or transferees; and in the event of such transfer or assignment, the rights and privileges herein conferred upon Bank shall automatically extend to and be vested in the successor, assignee or transferee of Bank, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Bank.

8.10 Governing Law. The validity, interpretation and enforcement of this Agreement, of the rights and obligations of the parties hereto, and of the other documents delivered in connection herewith, shall be governed by and construed and interpreted in accordance with the laws of the State of Florida (other than matters pertaining to the security interest granted herein which shall be governed by the law of the State of Delaware).

8.11 Title and Headings. The titles and headings preceding the text of the preamble, preliminary statement, sections and subsections of this Agreement have been inserted solely for convenience or reference and shall neither constitute a part of this Agreement nor affect its meaning, interpretation or effect.

8.12 Complete Agreement. The Loan Documents contain the final, complete and exclusive expression of the understanding of Borrower and Bank with respect to the transactions contemplated by the Loan Documents and supersede any prior or contemporaneous agreement or representation oral or written, by or between the parties related to the subject matter hereof. The Facility constitutes the only credit facility outstanding to Borrower from Bank.

8.13 Legal or Governmental Limitations. Anything contained in this Agreement to the contrary notwithstanding, Bank shall not be obligated to extend credit or make loans to Borrower in an amount in violation of any limitations or prohibition provided by any applicable statute or regulation.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

BANK:		BORROWER:

GOLD BANK, a Florida		BIODELIVERY SCIENCES
Banking corporation		INTERNATIONAL, INC.
a Delaware corporation

By:	/s/ Philip J. Zemel	By:	/s/ James A. McNulty
Print Name:	Philip J. Zemel	Print Name:	James A. McNulty
As its:	SVP	As its:	Sect./Treas./CFO

EXHIBIT A

EQUIPMENT TERM PROMISSORY NOTE

$1,000,000.00	EFFECTIVE DATE: April 11, 2003
PLACE OF EXECUTION:

FOR VALUE RECEIVED, BIODELIVERY SCIENCES INTERNATIONAL, INC., a Delaware corporation (“Borrower”), hereby promises to pay to the order of GOLD BANK, a Florida banking corporation (“Lender”), with an address at 601 North Ashley Drive, Suite 101, Tampa, Florida 33602, the principal sum of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), together with interest thereon at the rate of 7.5% per annum from the Effective Date through the maturity of this obligation, whether by acceleration or otherwise, as hereinafter provided. Principal and interest hereunder shall be payable in lawful money of the United States of America at the address of Lender which is specified above, or at such other place as Lender may designate in writing. Interest shall be payable hereunder on the 1st day of each calendar month commencing on May 1, 2003 through and including October 1, 2003. Commencing on November 1, 2003 and on the 1st of each calendar month thereafter until the Maturity Date, payments of principal shall be payable in monthly installments in an amount necessary to fully pay the total principal amount outstanding hereunder in forty eight (48) level payments as of November 1, 2003, plus accrued interest thereon, as calculated by Lender in its sole but reasonable discretion. . The entire unpaid principal indebtedness evidenced by this Note, together with accrued and unpaid interest through the date of payment, shall be due and payable on October 1, 2007 (the ”Maturity Date”).

Borrower may prepay all or any portion of the outstanding principal balance of this Note, without premium or penalty; provided however that any amounts so prepaid may not be reborrowed. Each partial prepayment of the Note shall be applied to principal payments in the inverse order of their maturity.

This Note is secured by a Security Agreement entered into by Borrower and Lender on or about even date herewith (the “Security Agreement”).

If any payment is not received by Lender on the date on which it is due, Borrower shall pay a late charge equal to five percent (5%) of the amount of such payment, in order to compensate Lender for its loss of use of funds and for the expense of handling the delinquency, which late charge must be received by Lender with the payment then due.

Each payment in respect of the indebtedness evidenced by this Note shall be applied first to charges owed by Borrower that are neither principal nor interest, then to accrued interest and the balance, if any, on account of principal. Notwithstanding any provision of this Note or the Security Agreement to the contrary, the parties intend that no provision of this Note or the Security Agreement be interpreted, construed, applied or enforced so as to permit or require the payment or collection of interest in excess of the highest rate of interest permitted to be paid or collected by the laws of the State of Florida with respect to this transaction (the “Maximum Permitted Rate”). If, however, any such provision is so interpreted, construed, applied or enforced, then the parties intend: (i) that such provision automatically shall be deemed reformed nunc pro tunc so as to require payment only of interest at the Maximum Permitted Rate; and (ii) if interest payments in excess of such Maximum Permitted Rate have been received, that the amount of such excess shall be deemed credited nunc pro tunc in reduction of the then outstanding principal amount of this obligation, together with interest at such Maximum

Permitted Rate. In connection with all calculations to determine the Maximum Permitted Rate, the parties intend: first, that all charges be excluded to the extent they are properly excludable under the usury laws of the State of Florida, as they from time to time are determined to apply to this obligation; and, second, that all charges that may be “spread” in the manner provided by Section 687.03(3), Florida Statutes, or any similar successor law, be spread in the manner provided by such statute.

If any payment required under this Note is not received by Lender after the same is due, without notice or demand, or if any other default under this Note or the Security Agreement or any other loan document which evidences or secures this loan (and shall continue beyond any applicable cure period for which provision is made therein), then, at the option of Lender, the entire principal sum and accrued interest shall become immediately due and payable without notice. Any failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. Upon any such default, the outstanding principal balance of this Note, together with accrued and unpaid interest, if any, shall bear interest at the highest legal rate permissible under applicable law from the date of such default until the entire obligation or any judgment thereon is paid in full. All parties liable for the payment of this Note agree to pay Lender its reasonable attorneys’ and legal assistants’ fees for the services and expenses of counsel employed after maturity or default to collect this Note (including any appeals relating to such enforcement proceedings), or to protect or enforce the security hereof, whether or not suit be brought.

The remedies of Lender as provided herein and in the Security Agreement shall be cumulative and concurrent, and may be pursued singly, successively or together, at the sole discretion of Lender, and may be exercised as often as occasion therefor shall arise. No act of omission or commission of Lender, including specifically any failure to exercise any right, remedy or recourse, shall be effective as a waiver thereof unless it is set forth in a written document executed by Lender, and shall then be effective only to the extent specifically recited therein. A waiver or release with reference to one event shall not be construed as a bar to, or as a waiver or release of, any right, remedy or recourse as to any other or subsequent event.

Any default by Borrower under any document which evidences or secures this loan, including without limitation the Loan Agreement in favor of Lender dated on or about even date herewith and the Security Agreement or other document executed in connection therewith, shall also be a default under this Note.

Borrower hereby (a) waives demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices, filing of suit and diligence in collecting this Note, in enforcing any security rights or in proceeding against the Collateral (as defined in the Security Agreement); and (b) agrees that Lender shall not be required first to institute any suit or to exhaust any other remedies against Borrower, against any other person or party which is or may become liable hereunder, or against the Collateral, in order to enforce payment of this Note

Any future sureties, endorsers and guarantors of this Note (if any) hereby (a) waive demand, presentment for payment, notice of nonpayment, protest, notice of protest and all other notices, filing of suit and diligence in collecting this Note, in enforcing any security rights or in proceeding against the Collateral (as defined in the Security Agreement); (b) agree and consent to any substitution, exchange, addition or release of any of the Collateral, and to the addition or release of any party or person liable hereon, without notice, consent or consideration; (c) agree that Lender shall not be required first to institute any suit or to exhaust any other remedies against Borrower, against any other person or party which is or may become liable hereunder, or against the Collateral, in order to enforce payment of this Note; (d) agree and consent to any extension, rearrangement, renewal or postponement of time of payment of this Note and to any other indulgence with respect hereto without notice, consent or consideration; and (e) agree that, notwithstanding the occurrence of any of the foregoing (except the express written release by Lender of any such person or party), they shall be and remain jointly and severally, directly and primarily, liable for all sums due under this Note and the Security Agreement.

This Note shall be construed and enforced in accordance with the laws of the State of Florida. As used herein, the words “Borrower” and “Lender” shall be deemed to include Borrower and Lender as defined herein and their respective heirs, personal representatives, successors and assigns.

BIODELIVERY SCIENCES
INTERNATIONAL, INC.
a Delaware corporation

By:
Print Name:
As its:

STATE OF	)
) ss.
COUNTY OF	)

THE FOREGOING INSTRUMENT was acknowledged before me this              day of April, 2003, by                     , as                      of Biodelivery Sciences International, Inc. who is personally known to me or who has produced                      as identification, on behalf of Biodelivery Sciences International, Inc.

Print Name:
Notary Public
(NOTARY SEAL)
My commission expires:
Commission No.